Exhibit 99.1

CONTACT:
Press Inquiries	Investor Inquiries
Scott Larson	Terry Adams
Public Relations	Investor Relations
Sycamore Networks, Inc.	Sycamore Networks, Inc.
978-250-3433	978-250-3460
scott.larson@sycamorenet.com	investor.info@sycamorenet.com

SYCAMORE NETWORKS, INC. REPORTS THIRD QUARTER FISCAL YEAR 2006

FINANCIAL RESULTS

CHELMSFORD, Mass., May 23, 2006 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leader in optical networking, today reported its third quarter results for the period ended April 29, 2006.

Revenue for the third quarter of fiscal 2006 was $22.9 million, compared with $17.8 million for the third quarter of fiscal 2005.

Net income for the third quarter of fiscal 2006, on a generally accepted accounting principles (GAAP) basis, was $10.5 million, or $0.04 per fully diluted share, compared with a net loss of $12.0 million, or $(0.04) per fully diluted share for the third quarter of fiscal 2005. Non-GAAP net income for the third quarter of fiscal 2006, was $12.3 million, or $0.04 per fully diluted share, compared with a non-GAAP net loss of $0.5 million, or $(0.00) per fully diluted share for the third quarter of fiscal 2005. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited non-GAAP Consolidated Statements of Operations included with this release.

Revenue for the first nine months of fiscal 2006 was $71.1 million, compared with $46.9 million for the first nine months of fiscal 2005.

Net income for the first nine months of fiscal 2006, on a GAAP basis, was $22.4 million or $0.08 per fully diluted share, compared with a net loss of $25.2 million, or $(0.09) per fully diluted share for the first nine months of fiscal 2005. Non-GAAP net income for the first nine months of fiscal 2006, was $27.7 million, or $0.10 per fully diluted share, compared with a non-GAAP net loss of $12.7 million, or $(0.05) per fully diluted share for the first nine months of fiscal 2005. The reconciliation between net income (loss) on a GAAP basis and net income (loss) on a non-GAAP basis is provided in a table immediately following the Unaudited non-GAAP Consolidated Statements of Operations included with this release.

“We were very pleased with our third quarter results,” said Daniel E. Smith, Sycamore’s president and chief executive officer. “During the quarter we grew our revenue sequentially and year-over-year, improved our margin performance, and reduced operating expenses. As a result, we reported operating profitability and another quarter of positive cash generation. We continue to execute on our business strategy and our continued progress, we believe, underscores the unique value our intelligent networking solutions deliver to our customers.”

The Company also announced today that on May 19, 2006, the staff of the Securities and Exchange Commission (the “SEC”) informed the Company that the SEC has commenced a formal investigation related to certain stock options granted by the Company during calendar years 1999 through 2001 that were erroneously accounted for under GAAP. The Company had previously instituted and completed an independent investigation into this matter and subsequently restated financial results for fiscal years 2000 through 2004 and for the first two quarters of fiscal 2005. The Company has and will continue to cooperate fully with the SEC regarding this matter.

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) is a leading provider of intelligent optical switching products for telecommunications service providers worldwide. The Company’s products form the reliable foundation for some of the world’s most respected and innovative communications networks. Sycamore’s fully integrated edge-to-core optical switching solutions enable network operators to efficiently and cost-effectively provision and manage optical network capacity to support a wide range of voice, video and data services. For more information, please visit www.sycamorenet.com.

We wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Readers are cautioned that actual results or events could differ materially from those stated or implied in forward-looking statements. These risks and uncertainties include, but are not limited to, the formal investigation commenced by the SEC with respect to certain stock options granted by the Company and any other investigations related thereto, additional actions and findings that may result from the Company’s restatement of previously issued financial statements, the Company’s inability to obtain the regulatory approvals in a timely manner or satisfy other closing conditions to consummate the Allen Organ merger transaction, the expected synergies of the merger may not be achieved and the Company may be unsuccessful in integrating the two businesses, the Company’s reliance on a limited number of customers, the significant cost structure required to support the Company’s strategy, variation of the Company’s quarterly results and competition in the telecommunications industry. Certain additional risks are set forth in more detail in the section entitled Factors that May Affect Future Results in the Company’s most recently filed Form 10-Q, Form 10-K and the other reports filed by the Company from time to time with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Use of Non-GAAP Financial Measures

The Company provides non-GAAP financial data in addition to providing financial results in accordance with GAAP. These measures are not in accordance with, or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. The Company believes that the items excluded from non-GAAP results have one or more of the following characteristics: their magnitude and timing is largely outside of the Company’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual, and the Company does not expect them to occur in the ordinary course of business; or they are non-operational, non-cash expenses involving stock option grants.

The non-GAAP financial data is provided to enhance the reader’s overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, the Company believes the non-GAAP results provide useful information to both management and investors by excluding certain expense and income items that the Company believes are not indicative of the Company’s core operating results. In addition, since the Company has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP numbers provides consistency in its financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The non-GAAP financial data should be considered in addition to, not as a substitute for or a more appropriate indicator of, operating results, cash flows, or other measures of financial performance prepared in accordance with GAAP.

Sycamore Networks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	April 29, 2006	July 31, 2005
Assets

Current assets:
Cash and cash equivalents	$372,649	$508,281
Short-term investments	518,861	446,258
Accounts receivable, net	23,175	8,384
Inventories	4,899	5,445
Prepaids and other current assets	4,145	3,812

Total current assets	923,729	972,180

Property and equipment, net	8,109	8,437
Long-term investments	79,313	496
Other assets	835	950

Total Assets	$1,011,986	$982,063

Liabilities and Stockholders’ Equity
Current liabilities:
Deferred revenue	$7,201	$8,700
Other current liabilities	21,933	23,779
Restructuring liabilities	3,001	8,455

Total current liabilities	32,135	40,934

Long term deferred revenue	2,483	1,584

Total liabilities	34,618	42,518

Common stock	279	276
Additional paid-in capital	1,793,997	1,780,243
Accumulated deficit	(816,152)	(838,533)
Other equity	(756)	(2,441)

Total stockholders’ equity	977,368	939,545

Total Liabilities and Stockholders’ Equity	$1,011,986	$982,063

Sycamore Networks, Inc.

Unaudited Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
Revenue	$22,944	$17,848	$71,077	$46,955

Cost of revenue	9,405	8,881	33,398	26,025

Gross profit	13,539	8,967	37,679	20,930

Operating expenses:
Research and development	7,975	10,867	24,201	34,272
Sales and marketing	2,951	2,658	8,482	8,893
General and administrative	2,294	2,056	7,893	6,494
Litigation settlement	—	—	750	—
Reserve for contingencies	—	10,282	—	10,282
Restructuring charges and related asset impairments	—	679	—	679

Total operating expenses	13,220	26,542	41,326	60,620

Income (loss) from operations	319	(17,575)	(3,647)	(39,690)

Interest and other income, net	10,564	5,595	26,720	14,465

Income (loss) before income taxes	10,883	(11,980)	23,073	(25,225)
Income tax expense	362	—	692	—

Net income (loss)	$10,521	$(11,980)	$22,381	$(25,225)

Net income (loss) per share:
Basic	$0.04	$(0.04)	$0.08	$(0.09)
Diluted	$0.04	$(0.04)	$0.08	$(0.09)

Weighted average shares outstanding:
Basic	278,560	275,325	277,423	274,773
Diluted	282,491	275,325	280,886	274,773

Sycamore Networks, Inc.

Unaudited Non-GAAP Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
Revenue	$22,944	$17,848	$71,077	$46,955

Cost of revenue	9,224	8,600	32,562	25,542

Gross profit	13,720	9,248	38,515	21,413

Operating expenses:
Research and development	7,150	10,676	22,240	33,565
Sales and marketing	2,534	2,630	7,572	8,785
General and administrative	1,835	2,013	6,855	6,193

Total operating expenses	11,519	15,319	36,667	48,543

Income (loss) from operations	2,201	(6,071)	1,848	(27,130)

Interest and other income, net	10,564	5,595	26,720	14,465

Income (loss) before income taxes	12,765	(476)	28,568	(12,665)
Income tax expense	425	—	857	—

Net income (loss)	$12,340	$(476)	$27,711	$(12,665)

Net income (loss) per share:
Basic	$0.04	$(0.00)	$0.10	$(0.05)
Diluted	$0.04	$(0.00)	$0.10	$(0.05)

Weighted average shares outstanding:
Basic	278,560	275,325	277,423	274,773
Diluted	282,491	275,325	280,886	274,773

Sycamore Networks, Inc.

Reconciliation of GAAP to non-GAAP Net Income

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	April 29, 2006	April 30, 2005	April 29, 2006	April 30, 2005
GAAP net income (loss)	$10,521	$(11,980)	$22,381	$(25,225)

Stock-based compensation expense:
Cost of revenue	181	77	836	279
Research and development	825	191	1,961	707
Sales and marketing	417	28	910	108
General and administrative	459	43	1,038	301

Total stock based compensation expense	1,882	339	4,745	1,395
Litigation settlement	—	—	750	—
Reserve for contingencies	—	10,282	—	10,282
Restructuring charges and related asset impairments	—	883	—	883
Tax effect	(63)	—	(165)	—

Non-GAAP net income (loss)	$12,340	$(476)	$27,711	$(12,665)